As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(303) 928-8599

 (Address of Principal Executive Offices)   (Zip Code)

General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated

(Full title of the plan)

David A. Chaput, Chief Financial Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(303) 928-8599

(Name and address, including telephone number and area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share(1)	5,000,000 shares	$3.62	$18,100,000	$1,290.53

(1)   Each share of General Moly, Inc. Common Stock includes a right to purchase Series A Junior Participating Preferred Stock of General Moly, Inc.

(2)   This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)   Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the Registrant’s common stock on the NYSE Amex on May 19, 2010.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E on Form S-8 to register an additional 5,000,000 shares of Common Stock that may be issued to participants under the General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated.  The contents of the earlier Registration Statement on Form S-8, Registration No. 333-149208, are hereby incorporated by reference into this Form S-8.  All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by General Moly, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(c)           The Registrant’s Current Report on Form 8-K, filed with the Commission on January 25, 2010, March 5, 2010, April 19, 2010, May 6, 2010 and May 17, 2010; and

(d)           The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A12B/A filed on October 10, 2007, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit No.	Exhibit
3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report of the registrant on Form 8-K filed on October 5, 2007)
3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Current Report of the registrant on Form 8-K filed on March 5, 2010)
5.1	Opinion of Holme Roberts & Owen LLP regarding the validity of the common shares
10.1	General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 21st day of May, 2010.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Bruce D. Hansen
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce D. Hansen	Chief Executive Officer and	May 21, 2010
Bruce D. Hansen	Chairman of the Board (Principal Executive Officer)

*	Chief Financial Officer	May 21, 2010
David A. Chaput	(Principal Financial Officer)

*	Controller and Treasurer	May 21, 2010
Lee M. Shumway	(Principal Accounting Officer)

*	Director	May 21, 2010
Ricardo M. Campoy

*	Director	May 21, 2010
Mark A. Lettes

*	Director	May 21, 2010
Gary A. Loving

*	Director	May 21, 2010
Richard F. Nanna

*	Director	May 21, 2010
R. David Russell

Signature		Title	Date

*		Director	May 21, 2010
Andrew G. Sharkey, III

*By:	/s/ Bruce D. Hansen
Bruce D. Hansen, Attorney in fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report of the registrant on Form 8-K filed on October 5, 2007)
3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Current Report of the registrant on Form 8-K filed on March 5, 2010)
5.1	Opinion of Holme Roberts & Owen LLP regarding the validity of the common shares
10.1	General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1	Powers of Attorney